EXHIBIT 99.1

Zoetis Announces Second Quarter 2026 Results

•Revenue Flat at $2.5 Billion and Net Income of $691 Million, or $1.65 per Diluted Share, Decreasing 5% and Increasing 1%, Respectively, on a Reported Basis
•Adjusted Net Income of $781 Million, or Adjusted Diluted EPS of $1.87
•Revenue and Adjusted Net Income Declined 1% and 2%, Respectively, on an Organic Operational Basis
•Revises Full Year 2026 Revenue Guidance to $9.120 - $9.320 Billion to Organic Operational Revenue Growth of (3)% to (1)%
•Revises Full Year 2026 Adjusted Net Income Guidance to Organic Operational Growth of (9)% to (5)%
•Revises Guidance for Adjusted Diluted EPS to $6.15 - $6.25

PARSIPPANY, N.J. – August 6, 2026 – Zoetis Inc. (NYSE:ZTS), the world's leading animal health company, today reported its financial results for the second quarter of 2026.

The company reported revenue of $2.5 billion for the second quarter of 2026, flat compared with the second quarter of 2025, decreasing 1% on an organic operational1 basis. Net income for the second quarter of 2026 was $691 million, or $1.65 per diluted share, decreasing 5% and growing 1%, respectively, on a reported basis.

Adjusted net income2 for the second quarter of 2026 was $781 million, or $1.87 per diluted share, decreasing 1% and increasing 5%, respectively, on a reported basis, decreasing 2% and increasing 4%, respectively, on an organic operational basis. Adjusted net income for the second quarter of 2026 excludes the net impact of $90 million for purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.

"Second quarter results reflected a more pressured Companion Animal market, as lower clinic visits and pet owner price sensitivity reduced demand across parts of our portfolio and heightened competition in key categories," said Kristin Peck, Chief Executive Officer at Zoetis. "At the same time, these dynamics reinforce the enduring attractiveness of the markets Zoetis has helped define and advance. We are adapting our commercial strategy to the marketplace in front of us, deploying targeted investments, accelerating innovation, and pursuing business development to strengthen our position in areas aligned with the future of animal health. We also continue to benefit from the breadth of our diversified portfolio, including strength in Livestock and Diagnostics. As we advance our robust pipeline, including more than 12 potential blockbusters over the coming years, we are acting with urgency and
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remain confident in the long-term fundamentals of animal health and in Zoetis' ability to compete, lead, and create shareholder value."

SEGMENT HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the second quarter of 2026:
•Revenue in the U.S. segment totaled $1.3 billion, decreasing 7% on both a reported and an organic operational basis relative to the second quarter of 2025. Companion animal product sales decreased 11% due to continued softer end-market demand. The company's key dermatology franchise and Simparica Trio® faced persistent macro-driven price sensitivity and heightened competitive pressure. Also contributing to the decline was the impact of generic competition on the Cerenia® and Convenia® brands, as well as lower sales of Librela®. Sales of livestock products increased 23% on both a reported and organic operational basis in the quarter, supported by strength across cattle and poultry. Cattle performance was underpinned by favorable producer economics in beef cattle and supply timing. Poultry performance benefited from increased vaccine sales tied to disease outbreak activity.

•Revenue in the International segment was $1.2 billion, increasing 8% on a reported basis and 6% on an organic operational basis compared with the second quarter of 2025. Companion animal product sales grew 8% on a reported basis and 5% on an organic operational basis, led by the company's parasiticides portfolio, including Simparica Trio, along with contributions from Revolution® and Stronghold®. Also contributing to growth was companion animal diagnostics, as well as osteoarthritis (OA) pain with the launch of Lenivia® and Portela™, the company's long-acting monoclonal antibody pain products that provide dogs and cats with up to three months of pain relief. These gains were partially offset by lower sales of key dermatology products as well as challenging market conditions impacting the broader portfolio. Sales of livestock products grew 8% on a reported basis and 6% on an organic operational basis, driven by growth in cattle and poultry.

INVESTMENTS IN GROWTH
Zoetis continued to advance innovation across its diversified portfolio, including a pipeline with more than 12 potential blockbuster3 candidates in areas such as chronic kidney disease, oncology, cardiology, anxiety and obesity. During the quarter, the company advanced major-market approvals, expanded access to industry-leading treatments in new geographies, enhanced diagnostics capabilities, and delivered solutions to support customers facing emerging and transboundary infectious disease threats. Together, these efforts reflect Zoetis' focus on translating science, global scale and customer insights into solutions that improve the health of companion animals and livestock around the world.
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Delivering on Commitment to Innovation
Zoetis is executing on its commitment to deliver a significant approval in a major market every year for the next several years. In July, the company received marketing authorization from the European Commission for Poulvac® Procerta® HVT-ND. This approval reinforces Zoetis’ focus on ensuring a stable and reliable protein supply, helping protect poultry production against Newcastle and Marek’s disease.

Lenivia and Portela, long-acting monoclonal antibody therapies providing dogs and cats with up to three months of OA pain relief from a single injection, launched in Canada and the EU and were approved in Great Britain. Lenivia was also approved in Switzerland.

Supporting Prevention and Treatment of New World Screwworm
With New World screwworm now confirmed in the United States, Zoetis has been well prepared to support customers’ prevention and treatment strategies. Dectomax®-CA1, the first parasite control product to receive FDA conditional approval for the prevention and treatment of New World screwworm myiasis in beef cattle, together with Dectomax®, received emergency use authorization in the U.S. for prevention of infestations in swine, sheep, deer, horses, lactating and dry dairy cows, and dairy replacement heifers. This response underscores Zoetis’ long-standing support for a One Health approach and its ability to deliver targeted solutions when disease threats affect animals, customers, and the broader food supply.

Additional approvals from the quarter include:
•Vanguard® crLyme received a label update in the U.S. for effectiveness against subclinical arthritis caused by Borrelia burgdorferi, representing a significant pipeline acceleration.
•Bonqat®, an oral medication to help alleviate acute anxiety and fear associated with transportation and veterinary visits in cats, was approved in China.
•Synovex® One Grower gained an expanded label approval in the U.S. to increase the rate of weight gain in growing beef steers and heifers in dry lots or on pasture with insufficient forage.
•Suvaxyn® PRRS Needle-Free Microdose, a vaccine that helps prevent porcine reproductive and respiratory syndrome, was approved in the EU. This approval includes a needle free intramuscular administration claim and a new multidose presentation.
•Fostera® Gold PVC MH Flex, a vaccine to help prevent infection from Mycoplasma hyopneumoniae and Porcine circovirus, was approved in Japan.

Accelerating Diagnostics Capabilities
In July, Zoetis completed the acquisition of VitalRADS, a veterinary teleradiology services platform. This milestone advances Zoetis’ strategic pursuit of opportunities that unlock new sources of growth by expanding its Global Diagnostics offering with around-the-clock access to board-certified veterinary specialists through a cloud-based teleradiology platform. The acquisition will extend Zoetis’ capabilities
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beyond in-vitro testing into veterinary imaging interpretation and advance its vision of a more complete end-to-end Virtual Reference Lab.

Zoetis also expanded the capabilities of Vetscan Opticell™, making it the first and only point of care hematology analyzer to offer cellular hemoglobin mean – previously available only in reference laboratories. This expansion adds greater diagnostic depth in clinics and delivers value to veterinary teams through time, cost, and space savings.

Together, these investments strengthen Zoetis’ diagnostics capabilities and reinforce the company’s differentiated position in animal health with scale across both diagnostics and therapeutics.

Advancing Sustainability in Animal Health for a Better Future
In June, Zoetis published its 2025 Sustainability Report, marking the completion of its initial Driven to Care aspirations set in 2021 and introducing the strategy’s next phase, with an even sharper focus across Communities, Animals and the Planet. The report also highlighted that the Zoetis Foundation fulfilled its commitment to distribute $35 million in grants from 2021 to 2025, helping strengthen the animal health ecosystem by advancing opportunities for veterinary professionals and livestock farmers.

FINANCIAL GUIDANCE
Zoetis is providing updated guidance based on the current operating environment.
•Revenue of $9.120 billion to $9.320 billion (organic operational growth of (3)% to (1)%)
•Reported net income of $2.330 billion to $2.380 billion
•Adjusted net income of $2.570 billion to $2.620 billion (organic operational growth of (9)% to (5)%)
•Reported diluted EPS of $5.55 to $5.65
•Adjusted diluted EPS of $6.15 to $6.25
This guidance reflects foreign exchange rates as of July 21, 2026. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call today at 8:30 a.m. ET to review second quarter 2026 results, discuss financial guidance and respond to questions from financial analysts. The live webcast and corresponding slides can be accessed by visiting https://investor.zoetis.com/events-presentations. A replay of the webcast will be available following the event.

About Zoetis
Zoetis is the world’s leading animal health company, driven by a singular purpose: to nurture our world and humankind by advancing care for animals. With a legacy of nearly 75 years, Zoetis continues to pioneer ways to predict, prevent, detect, and treat animal illness, supporting veterinarians, livestock producers, and pet owners in over 100 countries. We integrate deep scientific expertise, data-driven
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R&D, advanced manufacturing, and commercial excellence to deliver meaningful innovation across medicines, vaccines, diagnostics, biopharmaceuticals, and digital solutions. Guided by our vision to be the most trusted and valued animal health company, Zoetis is committed to setting new standards for the future of animal care through innovation, customer obsession, and purpose-driven colleagues. To learn more, visit Zoetis.com.
1 Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.
3 A blockbuster has annual sales of at least $100 million.
DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; expectations regarding competing products; expectations regarding financial impact of divestitures; disruptions in our global supply chain; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; foreign exchange rates, tax rates, tariffs, changes in tax regimes and laws and any changes thereto; possible impacts of the Fiscal Year Alignment; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share, operational results (which exclude the impact of foreign exchange) and organic operational results (which exclude the impact of foreign exchange and certain acquisitions and divestitures), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

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Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contacts:
Jennifer Albano	Steve Frank
1-862-399-0810 (o)	1-973-822-7141 (o)
jennifer.albano@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
Revenue	$2,468	$2,474	—	$4,730	$4,672	1
Costs and expenses:
Cost of sales	673	664	1	1,314	1,282	2
Selling, general and administrative expenses	592	614	(4)	1,180	1,188	(1)
Research and development expenses	173	166	4	353	328	8
Amortization of intangible assets	31	33	(6)	62	65	(5)
Restructuring charges and certain acquisition and divestiture-related costs	77	30	*	99	30	*
Interest expense, net of capitalized interest	61	53	15	123	107	15
Other (income)/deductions–net	(5)	2	*	(25)	(13)	92
Income before provision for taxes on income	866	912	(5)	1,624	1,685	(4)
Provision for taxes on income	175	186	(6)	332	357	(7)
Net income before allocation to noncontrolling interests	691	726	(5)	1,292	1,328	(3)
Less: Net income/(loss) attributable to noncontrolling interests	—	—	*	—	—	*
Net income attributable to Zoetis Inc.	$691	$726	(5)	$1,292	$1,328	(3)

Earnings per share attributable to Zoetis—basic	$1.65	$1.63	1	$3.08	$2.98	3

Earnings per share attributable to Zoetis—diluted	$1.65	$1.63	1	$3.08	$2.97	4

Weighted-average shares used to calculate earnings per share
Basic	417.6	445.1		419.9	446.3
Diluted	417.7	445.5		420.1	446.7

* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended June 30, 2026
	GAAP Reported	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(a)
Cost of sales	$673	$(1)	$—	$(3)	$669
Gross profit	1,795	1	—	3	1,799
Selling, general and administrative expenses	592	(3)	—	(3)	586
Amortization of intangible assets	31	(26)	—	—	5
Restructuring charges and certain acquisition and divestiture-related costs	77	—	(2)	(75)	—
Income before provision for taxes on income	866	30	2	81	979
Provision for taxes on income	175	6	—	17	198
Net income attributable to Zoetis	691	24	2	64	781
Earnings per common share attributable to Zoetis–diluted	1.65	0.06	—	0.16	1.87

	Three Months Ended June 30, 2025
	GAAP Reported	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(a)
Cost of sales	$664	$(1)	$—	$(2)	$661
Gross profit	1,810	1	—	2	1,813
Selling, general and administrative expenses	614	(2)	—	(9)	603
Research and development expenses	166	(1)	—	—	165
Amortization of intangible assets	33	(29)	—	—	4
Restructuring charges and certain acquisition and divestiture-related costs	30	—	(1)	(29)	—
Other (income)/deductions–net	2	—	—	(8)	(6)
Income before provision for taxes on income	912	33	1	48	994
Provision for taxes on income	186	8	—	9	203
Net income attributable to Zoetis	726	25	1	39	791
Earnings per common share attributable to Zoetis–diluted	1.63	0.06	—	0.09	1.78

(a) Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Six Months Ended June 30, 2026
	GAAP Reported	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(a)
Cost of sales	$1,314	$(2)	$—	$(5)	$1,307
Gross profit	3,416	2	—	5	3,423
Selling, general and administrative expenses	1,180	(2)	—	(7)	1,171
Research and development expenses	353	(1)	—	—	352
Amortization of intangible assets	62	(53)	—	—	9
Restructuring charges and certain acquisition and divestiture-related costs	99	—	(4)	(95)	—
Other (income)/deductions–net	(25)	—	—	(1)	(26)
Income before provision for taxes on income	1,624	58	4	108	1,794
Provision for taxes on income	332	13	1	21	367
Net income attributable to Zoetis	1,292	45	3	87	1,427
Earnings per common share attributable to Zoetis–diluted	3.08	0.11	—	0.21	3.40

	Six Months Ended June 30, 2025
	GAAP Reported	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(a)
Cost of sales	$1,282	$(2)	$—	$(2)	$1,278
Gross profit	3,390	2	—	2	3,394
Selling, general and administrative expenses	1,188	(5)	—	(15)	1,168
Research and development expenses	328	(1)	—	—	327
Amortization of intangible assets	65	(57)	—	—	8
Restructuring charges and certain acquisition and divestiture-related costs	30	—	(1)	(29)	—
Other (income)/deductions–net	(13)	—	—	(8)	(21)
Income before provision for taxes on income	1,685	65	1	54	1,805
Provision for taxes on income	357	15	—	9	381
Net income attributable to Zoetis	1,328	50	1	45	1,424
Earnings per common share attributable to Zoetis–diluted	2.97	0.12	—	0.10	3.19

(a) Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition and divestiture-related costs include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Acquisition-related costs(a)	$2	$1	$4	$1
Total acquisition and divestiture-related costs—pre-tax	2	1	4	1
Income taxes(b)	—	—	1	—
Total acquisition and divestiture-related costs—net of tax	$2	$1	$3	$1
(a)    Acquisition-related costs represent external, incremental costs that directly relate to transacting and integrating businesses, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(2)    Certain significant items include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Other restructuring charges and cost-reduction/productivity initiatives(a)	$75	$7	$95	$7
Business process transformation program(b)	6	11	11	18
Certain asset impairment charges(c)	—	27	—	27
Net loss on sale of business(d)	—	3	—	3
Other	—	—	2	(1)
Total certain significant items—pre-tax	81	48	108	54
Income taxes(e)	17	9	21	9
Total certain significant items—net of tax	$64	$39	$87	$45
(a)    For the three and six months ended June 30, 2026, primarily driven by employee termination costs under a comprehensive cost and productivity program, with the six-month period also reflecting employee termination costs from additional organizational structure refinements.
For the three and six months ended June 30, 2025, primarily consisted of employee termination costs related to a transition from internal to external innovation and manufacturing of certain products and the closure of a related site, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Represents costs related to our multi-year business process transformation program, which includes the implementation of a new enterprise resource planning (ERP) system, related digital technology solutions and other related costs, included in Selling, general and administrative expenses and Cost of sales. This comprehensive program is a major global and cross-functional company-wide effort that we believe will transform how we work across our business and contribute to all of our strategic priorities. Due to the nature, scope and magnitude of this investment, these costs are incremental transformational costs that are far in excess of the historical normal level of spending to support operations and are not expected to recur in the foreseeable future.
(c)    Represents certain asset impairment charges related to a transition from internal to external innovation and manufacturing of certain products and the closure of a related site, included in Restructuring charges and certain acquisition and divestiture-related costs, as well as charges related to our aquaculture product portfolio included in Other (income)/deductions–net.
(d)    Represents a net loss related to the sale of our medicated feed additive product portfolio, certain water soluble products and related assets sold in 2024, included in Other (income)/deductions–net.
(e)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$669	$661	1%	3%	(2)%
as a percent of revenue	27.1%	26.7%	NA	NA	NA
Adjusted SG&A expenses	586	603	(3)%	1%	(4)%
Adjusted R&D expenses	173	165	5%	1%	4%
Adjusted net income	781	791	(1)%	1%	(2)%	—%	(2)%

	Six Months Ended
	June 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$1,307	$1,278	2%	6%	(4)%
as a percent of revenue	27.6%	27.4%	NA	NA	NA
Adjusted SG&A expenses	1,171	1,168	—%	2%	(2)%
Adjusted R&D expenses	352	327	8%	2%	6%
Adjusted net income	1,427	1,424	—%	1%	(1)%	—%	(1)%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.
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ZOETIS INC.
2026 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2026 as of August 6, 2026	Full Year 2026 as of May 7, 2026 (Prior Guidance)
Revenue	$9,120 to $9,320	$9,680 to $9,960
Organic operational results(a)	(3)% to (1)%	2% to 5%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 29.0%	Approximately 28.5%
Adjusted SG&A expenses(b)	$2,330 to $2,380	$2,350 to $2,400
Adjusted R&D expenses(b)	$720 to $730	$735 to $745
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $215	Approximately $215
Effective tax rate on adjusted income(b)	Approximately 20.5%	Approximately 20.5%
Adjusted diluted EPS(b)	$6.15 to $6.25	$6.85 to $7.00
Adjusted net income(b)	$2,570 to $2,620	$2,870 to $2,950
Organic operational results(a)(c)	(9)% to (5)%	2% to 6%
Certain significant items and acquisition and divestiture-related costs(d)	Approximately $150	Approximately $100
Reported diluted EPS	$5.55 to $5.65	$6.35 to $6.50
The guidance reflects foreign exchange rates as of July 21, 2026.
Reconciliations of 2026 reported guidance to 2026 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition and divestiture-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 29.2%	~ (0.2%)		~ 29.0%
SG&A expenses	$2,350 to $2,400	~ $(12)	~ $(8)	$2,330 to $2,380
R&D expenses	$722 to $732		~ $(2)	$720 to $730
Interest expense and other (income)/deductions-net	~ $215			~ $215
Effective tax rate	~ 20.6%	~ (0.1%)		~ 20.5%
Diluted EPS	$5.55 to $5.65	~ $0.38	~ $0.22	$6.15 to $6.25
Net income attributable to Zoetis	$2,330 to $2,380	~ $150	~ $90	$2,570 to $2,620
(a)    Organic operational results (a non-GAAP financial measure) excludes the impact of foreign exchange and certain acquisitions and divestitures.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational results to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition and divestiture-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions, divestitures and other charges.
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ZOETIS INC. CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES (UNAUDITED) (millions of dollars)
	Three Months Ended
	June 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$1,708	$1,790	(5)%	1%	(6)%	—%	(6)%
Livestock	731	651	12%	2%	10%	(1)%	11%
Contract Manufacturing & Human Health	29	33	(12)%	1%	(13)%	—%	(13)%
Total Revenue	$2,468	$2,474	—%	2%	(2)%	(1)%	(1)%

U.S.:
Companion Animal	$1,044	$1,176	(11)%	—%	(11)%	—%	(11)%
Livestock	222	180	23%	—%	23%	—%	23%
Total U.S. Revenue	$1,266	$1,356	(7)%	—%	(7)%	—%	(7)%

International:
Companion Animal	$664	$614	8%	3%	5%	—%	5%
Livestock	509	471	8%	4%	4%	(2)%	6%
Total International Revenue	$1,173	$1,085	8%	3%	5%	(1)%	6%

Companion Animal:
Dogs and Cats	$1,634	$1,719	(5)%	1%	(6)%
Horses	74	71	4%	1%	3%
Total Companion Animal Revenue	$1,708	$1,790	(5)%	1%	(6)%

Livestock:
Cattle	$390	$323	21%	3%	18%
Swine	117	118	(1)%	2%	(3)%
Poultry	115	104	11%	1%	10%
Fish	83	81	2%	4%	(2)%
Sheep and other	26	25	4%	8%	(4)%
Total Livestock Revenue	$731	$651	12%	2%	10%

(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
(c) Organic operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange and certain acquisitions and divestitures.

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ZOETIS INC. CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES (UNAUDITED) (millions of dollars)

	Six Months Ended
	June 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$3,227	$3,331	(3)%	2%	(5)%	—%	(5)%
Livestock	1,451	1,278	14%	4%	10%	(1)%	11%
Contract Manufacturing & Human Health	52	63	(17)%	1%	(18)%	—%	(18)%
Total Revenue	$4,730	$4,672	1%	2%	(1)%	—%	(1)%

U.S.:
Companion Animal	$1,909	$2,149	(11)%	—%	(11)%	—%	(11)%
Livestock	447	390	15%	—%	15%	—%	15%
Total U.S. Revenue	$2,356	$2,539	(7)%	—%	(7)%	—%	(7)%

International:
Companion Animal	$1,318	$1,182	12%	6%	6%	—%	6%
Livestock	1,004	888	13%	5%	8%	(2)%	10%
Total International Revenue	$2,322	$2,070	12%	5%	7%	(1)%	8%

Companion Animal:
Dogs and Cats	$3,077	$3,196	(4)%	2%	(6)%
Horses	150	135	11%	3%	8%
Total Companion Animal Revenue	$3,227	$3,331	(3)%	2%	(5)%

Livestock:
Cattle	$782	$664	18%	4%	14%
Swine	240	223	8%	4%	4%
Poultry	233	210	11%	2%	9%
Fish	149	136	10%	7%	3%
Sheep and other	47	45	4%	7%	(3)%
Total Livestock Revenue	$1,451	$1,278	14%	4%	10%

(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
(c) Organic operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange and certain acquisitions and divestitures.

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ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	June 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Divestitures	Organic Operational(a)
Total International	$1,173	$1,085	8%	3%	(1)%	6%
Australia	94	83	13%	11%	—%	2%
Brazil	103	93	11%	11%	—%	—%
Canada	72	71	1%	—%	(5)%	6%
Chile	34	34	—%	—%	—%	—%
China	62	67	(7)%	7%	—%	(14)%
France	40	42	(5)%	3%	—%	(8)%
Germany	69	57	21%	2%	—%	19%
Italy	40	37	8%	1%	—%	7%
Japan	41	43	(5)%	(11)%	—%	6%
Mexico	47	39	21%	15%	—%	6%
Spain	43	40	8%	2%	(1)%	7%
United Kingdom	72	81	(11)%	(1)%	(1)%	(9)%
Other developed markets	187	175	7%	3%	—%	4%
Other emerging markets	269	223	21%	1%	(1)%	21%

	Six Months Ended
	June 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Divestitures	Organic Operational(a)
Total International	$2,322	$2,070	12%	5%	(1)%	8%
Australia	183	162	13%	11%	—%	2%
Brazil	193	174	11%	11%	—%	—%
Canada	145	141	3%	3%	(6)%	6%
Chile	72	69	4%	2%	—%	2%
China	125	122	2%	5%	—%	(3)%
France	77	81	(5)%	6%	—%	(11)%
Germany	128	112	14%	6%	—%	8%
Italy	79	67	18%	8%	(1)%	11%
Japan	76	75	1%	(8)%	—%	9%
Mexico	95	74	28%	16%	—%	12%
Spain	83	69	20%	7%	(1)%	14%
United Kingdom	150	155	(3)%	3%	(1)%	(5)%
Other developed markets	356	308	16%	7%	—%	9%
Other emerging markets	560	461	21%	1%	(1)%	21%

(a)    Organic operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange and certain acquisitions and divestitures.

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ZOETIS INC. SEGMENT(a) EARNINGS (UNAUDITED) (millions of dollars)
	Three Months Ended
	June 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,266	$1,356	(7)%	—%	(7)%
Cost of Sales	214	208	3%	—%	3%
Gross Profit	1,052	1,148	(8)%	—%	(8)%
Gross Margin	83.1%	84.7%
Operating Expenses	215	218	(1)%	—%	(1)%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$837	$930	(10)%	—%	(10)%

International:
Revenue	$1,173	$1,085	8%	3%	5%
Cost of Sales	340	321	6%	4%	2%
Gross Profit	833	764	9%	3%	6%
Gross Margin	71.0%	70.4%
Operating Expenses	172	171	1%	3%	(2)%
Other (income)/deductions-net	—	1	*	*	*
International Earnings	$661	$592	12%	4%	8%

Total Reportable Segments	$1,498	$1,522	(2)%	1%	(3)%

Other business activities(c)	(135)	(129)	5%
Reconciling Items:
Corporate(d)	(315)	(324)	(3)%
Purchase accounting adjustments(e)	(30)	(33)	(9)%
Acquisition and divestiture-related costs(f)	(2)	(1)	*
Certain significant items(g)	(81)	(48)	69%
Other unallocated(h)	(69)	(75)	(8)%
Total Earnings(i)	$866	$912	(5)%

(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c) Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d) Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e) Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f) Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g) Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, costs related to our business process transformation program, as well as the impact of divestiture gains and losses.
(h) Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i) Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC. SEGMENT(a) EARNINGS (UNAUDITED) (millions of dollars)
	Six Months Ended
	June 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)
U.S.:
Revenue	$2,356	$2,539	(7)%	—%	(7)%
Cost of Sales	408	407	—%	—%	—%
Gross Profit	1,948	2,132	(9)%	—%	(9)%
Gross Margin	82.7%	84.0%
Operating Expenses	414	423	(2)%	—%	(2)%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$1,534	$1,709	(10)%	—%	(10)%

International:
Revenue	$2,322	$2,070	12%	5%	7%
Cost of Sales	674	616	9%	6%	3%
Gross Profit	1,648	1,454	13%	4%	9%
Gross Margin	71.0%	70.2%
Operating Expenses	347	334	4%	5%	(1)%
Other (income)/deductions-net	1	1	*	*	*
International Earnings	$1,300	$1,119	16%	5%	11%

Total Reportable Segments	$2,834	$2,828	—%	2%	(2)%

Other business activities(c)	(276)	(262)	5%
Reconciling Items:
Corporate(d)	(630)	(602)	5%
Purchase accounting adjustments(e)	(58)	(65)	(11)%
Acquisition and divestiture-related costs(f)	(4)	(1)	*
Certain significant items(g)	(108)	(54)	*
Other unallocated(h)	(134)	(159)	(16)%
Total Earnings(i)	$1,624	$1,685	(4)%

(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c) Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d) Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e) Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f) Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g) Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, costs related to our business process transformation program, as well as the impact of divestiture gains and losses.
(h) Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i) Defined as income before provision for taxes on income.
* Calculation not meaningful.
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